ASSIGNMENT

     This Assignment and Bill of Sale is made and entered into effective as of September 1, 2001, by RateXchange Corporation, a Delaware corporation ("RateXchange") and Forsythe/McArthur Associates, Inc., an Illinois corporation ("FMA").

     By this Assignment and Bill of Sale, FMA, in accordance with the terms and conditions of that certain Restructure Agreement dated October 4, 2001 (the "Restructure Agreement") by and between RateXchange and FMA, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, convey, assign and deliver unto RateXchange, its successors and assigns, all of the "Equipment" (as defined in Schedule A attached hereto), free and clear of any and all liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever except any of the foregoing created by or arising through RateXchange (collectively, "Liens"), to have and to hold said Equipment unto RateXchange, its successors and assigns, to and for its or their use forever. To the extent some or all of the Equipment has already have been conveyed to RateXchange pursuant to another document or agreement, the terms of such document shall be in addition to the terms of this Assignment and Bill of Sale, and in the event that such terms conflict, shall control over such conflicting terms of this Assignment and Bill of Sale.

     1. FMA hereby warrants and covenants as follows:

          (a) FMA has good and marketable title to the Equipment hereby sold, assigned, transferred, conveyed and delivered to RateXchange, free and clear of all Liens, and RateXchange will receive hereby such good and marketable title thereto.

          (b)  FMA  will  warrant  and  defend  the  assignment,   transfer  and
conveyance of the Equipment hereunder with respect to any lien against each and every person or persons claiming against any or all of the same.

     2. FMA will take all reasonable steps necessary to put RateXchange or its successors and assigns in actual possession and operating control of the Equipment, to carry out the intent of the Restructure Agreement and this Assignment and Bill of Sale, or to more effectively sell, assign, convey, transfer, reduce to possession and record title to any of the Equipment, including execution and delivery of such further instruments or documents of conveyance, assignment and transfer, or by taking such other actions as may be reasonably requested by RateXchange.

     3. Nothing contained in this Assignment and Bill of Sale shall be deemed to diminish any of the obligations, agreements, covenants, representations or warranties of RateXchange and FMA contained in the Restructure Agreement.

     4. Miscellaneous

          (a) Amendment. No change in or amendment to this Assignment and Bill of Sale shall be valid unless set forth in writing and signed by both of the parties hereto.

          (b) Attorneys' Fees. If any party shall commence any action or proceeding against the other that arises out of the provisions hereof or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover from the

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RateXchange/Forsythe-McArthur Associates
Assignment and Bill of Sale
Page 2 of 4


non-prevailing party all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

          (c) Counterparts. This Assignment and Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

          (d) Governing Law. This Assignment and Bill of Sale is entered into in the State of Illinois and shall be governed in all respects by the laws of such state (without regard to its conflicts of laws doctrines).

          (e) Severability. In the event that any provision of this Assignment and Bill of Sale is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision will be severed or modified to the extent necessary to make it enforceable, and as so severed or modified, the remainder of this Assignment and Bill of Sale shall remain in full force and effect.

          (f) Successors and Assigns. This Assignment and Bill of Sale is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Bill of Sale to be duly executed, effective as of the day and year first above written.

FORSYTHE/McARTHUR                   RATEXCHANGE CORPORATION,
ASSOCIATES, INC.                    a Delaware corporation
an Illinois corporation


By:                                 By:
   --------------------------          --------------------------
Name:                               Name:
     -----------------------             ------------------------
Title:                              Title:
      ----------------------              -----------------------

STATE OF                                         )
         -----------------------------------
                                                 )  ss.
[City and] County of                             )
                     -----------------------

         The foregoing instrument was acknowledged before me this ____ day of March 2002 by ________________________as____________________of Forsythe/McArthur
Associates, Inc.

         My commission expires: ______________________

         Witness my hand and official seal.

                                                 _______________________________
                                                 Notary Public

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RateXchange/Forsythe-McArthur Associates
Assignment and Bill of Sale
Page 3 of 4


STATE OF                                         )
         -----------------------------------
                                                 )  ss.
[City and] County of                             )
                     -----------------------

         The foregoing instrument was acknowledged before me this ____ day of March 2002 by D. Jonathan Merriman as Chairman and Chief Executive Officer of RateXchange Corporation, a Delaware corporation.

         My commission expires: ______________________

         Witness my hand and official seal.

                                                 _______________________________
                                                 Notary Public

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RateXchange/Forsythe-McArthur Associates
Assignment and Bill of Sale
Page 4 of 4


                                   SCHEDULE A

                                   (Equipment)